                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 11, 1999 included in Connecticut Water Service, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



July 8, 1999                                     /s/ Arthur Andersen LLP
Hartford, Connecticut                        -----------------------------------
                                                     Arthur Andersen LLP